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                                                                 EXHIBIT 10.27


                            JOINT VENTURE CONTRACT

Based on the Foreign Investment Law of Vietnam and relevant legal documents, the parties mentioned hereinafter have signed a Joint Venture Contract to establish in the Socialist Republic of Vietnam, a Joint Venture Company as follows:

A.  PARTICIPATING MEMBER OF VIETNAMESE PARTY:

1.  NAME OF THE COMPANY         :  CENTRAL FOOD CORPORATION II
o   Transaction name            :  VINAFOOD II

2.  Delegated representative    :  Mrs. DUONG THI NGOC TRIEU
o   Title                       :  General Director

3.  Head Office                 :  42 Chu Manh Trinh, District 1,
                                     Ho Chi Minh City
o   Telephone                   :  292342-230243
o   Fax                         :

4.  Main business line:  Production and business of food

5.  Certificate of Incorporation:
o   Registered number           :  No. 357/GP-UB
o   Date                        :  January 18, 1990
o   Registered capital          :
o   Account opened at the Bank  :
o   Account number              :

B.  PARTICIPATING MEMBER OF THE FOREIGN PARTY:

1.  NAME OF THE COMPANY         :  AMERICAN RICE, INC.

2.  Delegated representative    :  MR. GERALD D. MURPHY
o   Titles                      :  Chairman
o   Nationality                 :  American


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3.  Head Office:  16825 Northchase Drive, Houston, Texas 77060,
                  P.O. Box 2567
                  Houston, Texas 77252

o   Telephone:    (713) 873-8800
o   Telex:        166211 (ARIHO-UT)
o   Fax:          (713) 872-2823

4.  Main business line:

o   Production and business of rice and all kinds of agricultural products.

5.  Certificate of Incorporation:

o   Registered number           :No. 76-0231626
o   Registered at               :State of Texas
o   Date                        :October 9, 1987
o   Registered capital          :USD 40,299,000
o   Account opened at the Bank  :CHASE MANHATTAN BANK
o   Account number              :Multiple Accounts

ARTICLE 1:  PURPOSE

1. The Parties agree to establish the Joint Venture Company in the Socialist Republic of Vietnam with purposes of:

    o Constructing and managing the mill for producing parboil rice, upgrading the mill which process white rice currently existing at Tra Noc, Can Tho Province in order to raise its output and quality of export rice of Vietnam.

    o Marketing Vietnamese Rice and rice related products internationally and domestically in Vietnam.

2.  The name of the Joint Venture Company:

o   Vietnamese name:  CONG TY LIEN DOANH SAN XUAT GAO XUAT KHAU VIET-MY


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o  Foreign name            :AMERICAN RICE-VINAFOOD CO., LTD.
o  Transaction name        :AMERICAN RICE-VINAFOOD
o  Other Transaction name  :COMET-VINAFOOD

3.  Status of Joint Venture Company:

The Joint Venture Company will be a limited liability company having a legal capital established under the Law on Foreign Investment in Vietnam and enjoying the status of a juridical person upon the State Committee for Cooperation and Investment (SCCI) issuing an investment licence.

ARTICLE 2:  PLACE OF BUSINESS

1.  Address of the Joint Venture Company:

o  Head Office          :Tra Noc, Can Tho province, Vietnam.
o  Address of the mill  :Tra Noc Rice Mill, Can Tho province, Vietnam.
o  Transaction Office   :  will be determined after getting the Investment
   Licence.

2.  Products of the Joint Venture Company:

o  Parboil Rice
o  Upgraded White Rice
o  Other rice related products

3.  Production capabilities approximately:

o  Parboil Rice         : 60,000 tons/year
o  Upgraded White Rice  :200,000 tons/year
                        ------------------
Total                   :260,000 tons/year

ARTICLE 3:  INVESTED CAPITAL

1.  Total invested capital of Joint Venture is  :USD 17,930,000

2.  Legal capital of the Joint Venture is       :USD  5,380,000




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of which:

A) The Vietnamese Party contributes USD 2,420,000, equals to 45% of the legal capital, consisting of five (5) years of land use right.

B) The Foreign Party contributes an amount of USD 2,960,000, equals to 55% of the legal capital, consisting of cash, machinery and equipment.

3.  Loan capital:

In addition to the legal capital, Joint Venture company may borrow USD 12,550,000 from the domestic and/or foreign Banks with the annual interest rate to be approved by Ministry of Finance of Vietnam. The Vietnamese Party and the Foreign Party are responsible for arranging and negotiating these loans. This sum is used for construction of the parboil mill, purchase and installation of equipment and purchase of rice and rough rice.

ARTICLE 4: SCHEDULE OF CAPITAL CONTRIBUTIONS

The parties undertake to contribute their respective capital fully according to the schedule of capital contribution as soon as receipt of the Investment License.

                       SCHEDULE OF CAPITAL CONTRIBUTION

                            Currency Unit: x 1000 USD
- -----------------------------------------------------
YEAR      1      2       3       4       5      TOTAL
- -----------------------------------------------------
ARI     1,500   500     500     460             2,960
- -----------------------------------------------------
VF2       484   484     484     484     484     2,420
- -----------------------------------------------------
Total   1,984   984     984     944     484     5,380
- -----------------------------------------------------

o At the time when the actual financial contribution is made, if the project values shown at the Article 3 are differ when compared with the actual contributed values, the parties must agree to these differences and report same to the State Committee for Cooperation and Investment (SCCI) for consideration and approval.


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o  Within forty five (45) days since the date of issuance of the Investment
   License, VINAFOOD II Party shall complete the legal procedures to transfer the land use right to the Joint Venture Company.

o  Within sixty (60) days since the date of issuance of the Investment
   License, AMERICAN RICE Party shall contribute all equipment and machinery, and install them, these items valued about 500,000 USD and contribute 100,000 USD in cash for operation. Within ninety (90) successional days, AMERICAN RICE shall contribute additional equipment and machinery, and install them, valued at 250,000 USD and contribute an additional 150,000 USD in cash. The rest of the first year contribution will be completed by the end of the year by AMERICAN RICE.

o All machinery, equipment, expenses for installation and the land use rights used for contribution of capital shall be agreed in advance by the Joint Venture Parties on the price, quality, type and put under control and evaluation of the relevant Authorities according to the regulations of Government of Vietnam.

ARTICLE 5: FAIL TO MAKE THE CAPITAL CONTRIBUTION

Any party is unable to complete the payment schedule as agreed upon above, shall have to inform the other party stating the reasons for not being able to contribute and measures to be taken by this defaulting party, in order to resolve the situation. Notice shall be given to the non defaulting party no less than 30 days before the schedule time for the respective contribution of capital. The defaulting party agrees to provide compensation to the other party for losses (if any).

ARTICLE 6: SHARING OF LOSS AND PROFIT

o The rate of capital contribution of the Vietnamese Party is 45% and of the Foreign Party is 55% of the legal capital.

o The rate of profit and loss and any risk of the Company is also shared between the Joint Venture Company's Parties at the above rates.


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ARTICLE 7:  DURATION OF THE JOINT VENTURE

The term of this Joint Venture Contract is twenty (20) years, commencing from the date of the issuance of the Joint Venture Investment License.

The above term shall continue for 20 years, with two additional options to renew for 20 years each option. Such options shall be decided by Board of Management and shall be subject to approval of the State Committee for Cooperation and Investment (SCCI).

ARTICLE 8:  SCHEDULE FOR IMPLEMENTING THE PROJECT

The Parties agreed that immediately after the date on which the Investment License by SCCI has been issued, the Joint Venture Company shall manage and upgrade the existing equipment and machiney of VINAFOOD II at the Tra Noc Rice, Mill, Can Tho province.

Two Parties agree to borrow the necessary loans and complete the construction of the parboil mill and put it into commercial operation no later than the fourth quarter of 1995.

ARTICLE 9:  RESPONSIBILITIES OF THE PARTIES

A.  Responsibilities of the Joint Venture Company:

- -   To pay fully VINAFOOD II for the rental of the mill, equipment and facilities according to the signed lease contract.

- -   To pay fully to the Vietnam Government for the land rental commencing the sixth year.

- -   During the entire term of the Joint Venture, to pay AMERICAN RICE for
    Marketing and sales of products, a sum equal to 3.5% of annual export sales revenue of the Joint Venture Company.


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B.  Responsibilities of the Joint Venture Parties are stipulated as follows:

1)  VINAFOOD II PARTY:

o Ensure that the Joint Venture Company has the land use right for its duration of operation. Complete all legal procedures to contribute the land use right for the first five years as the respective contributed capital of VINAFOOD II, and then complete all legal procedures for the Joint Venture Company to rent such the land from the sixth year on.

o Rent all of the rice facilities currently existing at Tra Noc to the Joint Venture for the duration of the Joint Venture (including the option periods) as defined in Article 8 for USD465,000 per year. After every five years the Joint Venture will confirm this price and can not increase the facility use fee more than 15% from the previous year. During rent period, the Joint Venture shall pay any expenses for repair and maintenace.

o Assist the Joint Venture to purchase the rough rice at cost or competitive market price to the Joint Venture of adequate quality and quantity as determined by the Joint Venture for producing parboil rice.

o Assist the Joint Venture to purchase the rough rice or white milled rice at their cost or competitive market price to the Joint Venture of adequate quality and quantity as determined by the Joint Venture for producing upgraded white rice.

o To be responsible for obtaining all necessary Vietnamese Government licensing for the operation of this Joint Venture. Propose Vietnam Government to apply for the privileged treatments for all taxes as mentioned in the Application and the Feasibility Study.

o Obtain the necessary permits or licenses from the Ministry of Trade for the export quota equal to the Joint Venture's production capacity, about 300,000 tons of white rice and 85,000 tons of parboil rice annually.


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o   Assist the Joint Venture Company to market, manage, operate and purchase equipment, machinery on the domestic and overseas markets.

o Assume responsibility for the Joint Venture Company to get the necessary permits, and licenses, for energy use, and resource energy requirements such as propane, natural gas, electricity, water, etc. . . . at the stipulated price of Vietnamese Government.

o Arrange to borrow USD 5,647,500 (equal to 45% of the total proposed loan capital) from Vietnamese State by the Joint Venture to construct the Parboil Rice Mill. This loan will have an annual interest rate of 8% for the term of ten years. The Joint Venture will borrow 250,000 USD from above loan capital to buy equipment and machinery for white rice upgrading. Interest and principal on the loan will be paid by the Joint Venture Company in equal amounts over 10 years.

2)  AMERICAN PARTY:

o Contribute fully its capital. Arrange with domestic and/or foreign banks for borrowing 6,902,000 USD (equal to 55% of the total proposed loan capital) for the Joint Venture Company for operating cash flow and to purchase rough and milled rice. Such loan will be at an annual interest rate of LIBOR plus 2% or the best available commercial interest rate at the time of the loan. Interest and principal loan will be paid by the Joint Venture Company.

o Provide assistance, advice, expertise and information related to the construction, development and management of the Joint Venture Company.

o Assist the Joint Venture to increase the percentage of output of whole rice particle from 40.5% to between 45% and 55% after upgrading Tra Noc White Rice Process Area.

o Assist the Joint Venture to increase the sale price of the best quality export white 5% rice of the Joint Venture to equal the sale price of 100% B Rice of Thailand based on improvement in the quality of rice and consistent with the objectives for turnover.

o   Organize and train Vietnamese workers of the Joint Venture Company.


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o  To sell annually 200,000 tons of white rice, 60,000 tons of parboil rice and the other rice products of Tra Noc mill, Can Tho Province; and assist the Joint Venture to control the loading and shipping of the sold rice, and the exclusive use of its desired ocean vessels.

o As the largest parboiler in the world, Foreign Party shall share with the Vietnam Party and Joint Venture Company its worldwide market experiences, and know-how in the related field of Parboil Rice as well as its knowledge in the white rice.

o Assist the Joint Venture Company to purchase the necessary manufacturing equipment and manage installations as required by the Joint Venture to produce the parboil rice and upgraded white rice.

o Be granted the right to designate the type and quality of rice to be provided by Vietnamese farmers.

o Contribute the use of some branded tradenames and small packaging technology to the Joint Venture for exclusive use within Vietnam.

o Provide the services and consultants or personnel to the Joint Venture. These expenses shall be paid by the Joint Venture from a separate management and marketing agreement between Joint Venture and Foreign Party.

o Assist the Joint Venture Company to market, manage, operate and purchase equipment, machinery on the domestic and overseas markets.

ARTICLE 10: BOARD OF MANAGEMENT

The Board of Management is the highest authority of the Joint Venture Company, consists of five (5) Board members. The number of the Board members shall be appointed by each Party as follows:

o  Vietnamese Party:  two (2) members;
o  Foreign Party:     three (3) members.


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Within two (2) weeks from the date of issuance of the Investment License, the
Parties shall have a meeting to set up the Board of Management of the Joint Venture Company.

The Functions, responsibilities and rights of the Board of Management as stipulated in the Joint Venture Charter.

ARTICLE 11:  ESTABLISHING THE FUNDS

o After fulfilling all financial obligations towards the State of Vietnam, the Joint Venture Company shall deduct 5% from profit to establish the Reserve Fund, 5% for the Welfare Fund and other appropriate funds. The structure of operation, as well as scope and principle of use of each fund shall be decided by the Board of Management in conformity with the Laws of the Socialist Republic of Vietnam.

o Within 90 days after the expiration of each fiscal year, the remaining net profits of the Joint Venture Company are shared by the Parties according to the profit and loss share as stipulated in Article 6.

ARTICLE 12:  VIOLATION OF THE CONTRACT

Both Parties should exercise this Contract, and if either Party violates this Contract causing the other Party a loss to the financial and legal rights of the other Party, the Party violating this contract should pay compensation of such loss to the other Party including consequential damages and related legal costs.

ARTICLE 13:  CHANGING POLICY, LAW

o The Government of Vietnam guarantee appropriate and equal treatment to all foreign organizations and individuals investing in Vietnam in accordance to the Law on Foreign investment. Any treaty on investment incentivies and protection signed by the Government of Vietnam with the government of another country shall prevail with its agreements.

o In case any amendment or change in the legal system of Vietnam is detrimental to the benefits of the foreign investor as stipulated in its




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   investment and business licenses, the SCCI shall take appropriate measures to guarantee investor's rights in the following directions:

   1.  Preserve the operational objectives of the project;
   2.  Exempt or reduce taxes within the legal framework;
   3. The damages inflicted to the investor shall be considered as losses and shall be treated according to paragraph 2, Article 27 of the Law on Foreign Investment.
   4. The Joint Venture Company may continue its operations as stated in the investment license but with the condition that its continued operations shall not affect the national interest.
   5. Allow foreign party to withdraw its capital from Vietnam free of any taxes or fees.

o If the new promulgated Vietnam Laws are more favorable than this Contract, then the new Laws shall govern the Joint Venture Contract.

ARTICLE 14: ARBITRATION

o Any disputes between the Parties arising in respect of the implementation or damage related to the Contract, must be resolved through negotiations.

o In case where the Parties in dispute cannot agree with each other, the disputes shall be brought to one of following organization:

o Vietnamese Aribitration Organization or a third country's Arbitration Organization or International Arbitration Organization.

o Arbitrators are to be chosen by the Parties as follows: one arbitrator is selected by the Foreign Party, the other is selected by Vietnamese Party and the third arbitrator is selected by the above two arbitrators. These three arbitrators will settle any dispute under the rules applicable to the International Chamber of Commerce and in accordance with the Foreign Investment Law.

ARTICLE 15: RESTRICTIONS AND ASSIGNMENT

o Each party shall not singularly or jointly have the right to withdraw its contributed capital in the Joint Venture or do any of the following:


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   a.  Dispose of the real property or the right for the Joint Venture to use the real property, plant and equipment located at Tranoc Mill, or the good will of the Joint Venture.

   b. Assign, transfer, pledge, compromise or release any claim of or debt owing to the Joint Venture except upon payment in full.

o At any time during the term of this agreement after the first five (5) years of operation, the Vietnamese Party has the option to acquire the Foreign Party's share on the basis of evaluating the company's worth for computing the option price, at a value which shall be the greater of:

   a.  80% of the most recent annual sales volume, or

   b. Twelve times (12) the pre-tax annual income averaged over the previous two years as accounted for in the Joint Venture accounting records.

Each party shall have the right to sell or assign all or a part of its contributed capital in the Joint Venture, wit priority given to the other Joint Venture Party. Only after the other party states in writing that it does not desire such sale or assignment or else the other party does not respond to the proposed written sale or assignment conditions within 60 days, the seller or assignor shall have the right to sell or assign its contributed capital to a third party; however, the conditions of the sale or assignment to the third party shall not be more favourable than those which have been proposed to the other Party of the Joint Venture.

o The seller or assignor is required to notify in writing the other party on its intention to sell or assign at least 02 months in advance.

o Any such sale or assignment shall not be valid unless it is unanimously agreed upon in writing by the Board of Management of the Joint Venture and approved by the State Committee for Co-operation and Investment.

o The buyer or assignee of any interest in the joint venture shall take on the rights and obligations of the seller or assignor under the contract.

ARTICLE 16:  TERMINATION BEFORE FULL TERM

This Joint Venture contract may be terminated ahead of schedule or in the following cases:

o One party has sold or assigned all of its share in the Joint Venture to the other Party.



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o  Where force majeure such as natural disasters and war, render the investment activities inoperable provided of course that this force majeure is indeed the actual cause of obstruction to or unacceptable delay in the implementation/continuation of the contract and that the parties have already applied all possible measures to overcome the impact of force majeure disasters but without success. In such case, it is anticipated that the party in whose area the force majeure has occurred shall have immediately informed the other parties about the above state of affairs, and shall have within 20 days, sent the other party a written statement concerning the measures taken as well as details of the force majeure events certified by the local authority.

In addition, the contracting parties shall immediately inform the State Committee for Cooperation and Investment about all measures taken to overcome the situation (albeit unsuccessfull).

o In case the Business activity is unable to continue its operations due to serious losses or due to breach of contrct terms leading to serious economic losses and this has been approved by SCCI.

o As a result of a decision by the State Committee for Cooperation and Investment to withdraw the investment license.

ARTICLE 17:  DISSOLUTION

o After 20 years of duration of the Joint Venture, if the two Parties do not continue the Joint Venture, the Board of Management shall set up a Liquidation Commission consisting of three members who may be selected from among the personnel of the Joint Venture or audit experts to estimate the market value of the Joint Venture's assets according to internationally accepted accounting principles.

o Any assets remaining after payment of debts shall be shared out in proportion to each Party's share holding mentioned in Article 6. The assets distributed to the foreign Party shall be freely convertible and transferable.

ARTICLE 18:  RIGHT TO DO OTHER BUSINESS

The Joint Venture shall have the right to do the ancillary business activities related to other kinds of rice such as selling rice and rice related products domestically and internationally (including but not limited to packaging, machinery, equipment, services and transportation). These products may be packaged and sold under a trademark of the Joint Venture in Vietnam. In



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addition the Joint Venture will have the right to do all things ancillary to and necessary for the full and satisfactory implementation of the above including the appointment of overseas consultants, accountants, and attorneys.

ARTICLE 19: NOTICES

Any written notice to any of the Parties required or permitted under the terms of this agreement, shall be deemed to be given on the date of the service if served personally on the Party to whom service is to be given, or on the tenth business day after mailing if mailed to the Party to whom service is to be given, by first class certified mail, postage prepaid, and addressed to the most recent address, specified by written notice, given to the sender by the addressee under this provision.

Notices shall be addressed to it at its principal place of business, as follows:

1.  AMERICAN RICE, INC.
    Attention: Mr. Gerald Murphy
    10990 Wilshire Boulevard, Suite 1800
    Los Angeles, California 90024
    United States of America

    Attention: Douglas Murphy
    16825 Northchase Drive, Suite 1600
    Houston, Texas 77060
    United States of America

2.  VINAFOOD ZONE II
    Attention: Mrs. Duong Thi Ngoc Trieu
    42 Chu Manh Trinh Street
    Ho Chi Minh City
    Vietnam

    Attention: Mr. Phan Van Tan
    Tra Noc Rice Mill
    Can Tho, Vietnam

ARTICLE 20: SUCCESSORS

This Contract shall be binding on and inure to the benefit of the successors, assigns, and personal representatives of the Parties, except to the extent of any contrary provision of this Contract.


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ARTICLE 21: OTHER TERM

All other terms relating to the activities of the Joint Venture Company but not stipulated in the Joint Venture Contract and the Joint Venture Charter, shall be implemented by the parties in accordance with current provisions of the Foreign Investment Law of Vietnam and the stipulations (if any) in the Joint Venture Investment Licence Granted by the SCCI.

ARTICLE 22: AMENDMENTS

The Joint Venture Contract may be added and/or amended after a unanimous decision of the Board of Management of the Joint Venture Company and following approval of SCCI.

ARTICLE 23: EFFECTIVENESS

This contract shall come into effect on the date of issuance of investment license and registration certificate of the Company by the SCCI of Vietnam.

ARTICLE 24: SIGNATURE

The Joint Venture contract is signed in Ho Chi Minh city on 27/7/1994 in 2 original Vietnamese versions and in 2 original English versions. Each Party keeps one Vietnamese version and one English version. All versions are of equal validity.


        THE VIETNAMESE PARTY                      THE FOREIGN PARTY
    CENTRAL FOOD CORPORATION II                  AMERICAN RICE, INC.


        /s/ CHAU MINH NGHIA                     /s/ RICHARD N. McCOMBS

        MR. CHAU MINH NGHIA                     MR. RICHARD N. McCOMBS
      Deputy Director General                  Executive Vice President




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                                                                       ID8

                       CHARTER OF JOINT VENTURE COMPANY

This charter, prepared on the basis of the Joint Venture Contract has been signed on 27/7/1994.

ARTICLE 1

The parties consisting of:

A.  The Vietnamese Party:

                    TONG CONG TY LUONG THUC TRUNG UONG II

o  Transaction name             :VINAFOOD II

o  Represented by               :MRS. DUONG THI NGOC TRIEU
o  Position                     :General Director

o  Head office                  :42 Chu Manh Trinh St., District 1,
                                 Ho Chi Minh city
o  Telephone                    :292342-230243
o  Fax                          :

o  Main business line           :Production and business of food

o  Certificate of Incorporation:
o  Registered numbe:            :No. 357/GP-UB
o  Date                         :January 18, 1990
o  Registered capital           :
o  Account opened at the Bank   :
o  Account number               :

B.  The Foreign Party:  AMERICAN RICE, INC.

o  Delegated representative     :MR. GERALD D. MURPHY
o  Titles                       :Chairman
o  Nationality                  :American


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o   Head Office        :16825 Northchase Drive, Houston, Texas 77060,
                        P.O. Box 2587
                        Houston, Texas 77252

o   Telephone          :(713) 873-8800
o   Telex              :166211 (ARIHO-UT)
o   Fax                :(713) 872-2823

ARTICLE 2

1.  The name of the Joint Venture Company is:

o   Vietnamese name    :CONG TY LIEN DOANH SAN XUAT GAO
                        XUAT KHAU VIET - MY

o   Foreign name       :AMERICAN RICE-VINAFOOD CO., LTD.

2.  Transaction name   :AMERICAN RICE-VINAFOOD
    Transaction name   :COMET-VINAFOOD

The Joint Venture Company AMERICAN RICE-VINAFOOD is a Company with limited liability, having a juridical person status in accordance with the Vietnamese Laws.

ARTICLE 3

The Joint Venture Company AMERICAN RICE-VINAFOOD is set up in the Socialist Republic of Vietnam with the aim of:

o Constructing and managing the mill for producing parboil rice, upgrading the mill which process white rice currently existing at Tra Noc, Can
    Tho Province in order to raise its output and quality of export rice of Vietnam.

o Marketing Vietnamese Rice and rice related products internationally and domestically.



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

ARTICLE 4

1.  The address of the Joint Venture Company:

    o  Head Office         :Tra Noc, Can Tho Province, Viet Nam.
    o  Address of Factory  :Tra Noc rice mill, Can Tho Province, Viet Nam.
    o  Transaction office  :shall be defined as the Investment License is issued by SCCI and other place as approved by the Board of Management and the Government of Vietnam.

2.  The products of the Joint Venture Company:

    o  Parboil rice
    o  Upgraded white rice
    o  Rice related products

ARTICLE 5

1. The total investment capital of the Joint Venture Company is USD 17,930,000.

2.  The Company's legal capital is USD 5,380,000.
    of which:

      a. The Vietnamese party contributes USD 2,420,000, equals to 45% of the total legal capital, consist of five (5) years of land use fees.

      b. The Foreign party contributes 2,960,000 USD, equals to 55% of the total legal capital, consist of cash, machinery and equipment.

3.  Loan capital:

In addition to its legal capital, the Joint Venture Company shall borrow USD 12,550,000 from the domestic and/or foreign Banks with the annual interest rate approved by Ministry of Finance of Vietnam. The Vietnamese Party and the Foreign Party are to arrange and negotiate to borrow this sum for the Joint Venture Company. This sum is used for building parboil plant and working capital and purchases of rice and rough rice.



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
The loans must be decided by an unanimous decision of the Board of Management of the Joint Venture and in conformity with provisions of the Investment Laws of Vietnam.

ARTICLE 6

Duration of the Joint Venture Company is 20 YEARS commencing fron the date the Joint Venture Investment License is issued. Above term shall continue for 20 years, with two options to renew for 20 years each option, with such option at the sole discretion of the Board of Management and must be approved by the State Committee for Cooperation and Investment (SCCI).

Any changes to this term must be agreed unanimously by the Board of Management and reported to SCCI for consideration and approval.

ARTICLE 7

1. The Joint Venture parties shall appoint their own representatives to the Board of Management of the Joint Venture Company, as follows:

     o    The Vietnamese party comprise 2 members.
     o    The Foreign party comprises 3 members.

2. The term of the members of the Board of Management is 03 years and may be appointed for further successive terms. The post of the Chairman of the Board may be taken in turn by a representative of each Party. The Chairman of the Board of the first term is nominated by the Foreign Party.

3. Each Party has the right to replace its Board representative(s) at any time provided that the other Party must be informed in advance at least 15 days. This replacement must be certified as fully representing the intentions of the Party effecting this change and must not in anyway adversely influence the activities of the Joint Venture Company.

ARTICLE 8

1. The Board of Management shall convene at least two meetings per annum. Meetings of the Board of Management shall be convened by the Board



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

    Chairman or as demanded by two thirds of the members of the Board of Management. The Director General or the First Deputy Director General may recommend that the Chairman of the Board of Management convene a meeting of the Board of Management.

2. Any meeting of the Board of Management shall require the attendance of at least two thirds of the members of the Board of Management representing the Joint Venture partners. Members of the Board of Management may delegate power, in writing, to their representatives to attend meetings of the Board and to vote on their behalf.

3. In lieu of a meeting of the Board, a written resolution may be adopted by the Board if such a resolution is sent to all members of the Board and affirmatively signed and adopted by at least two third of members.

4. The Board shall exercise its functions in the interests of the joint venture and in conformity with the laws of Vietnam.

5. Any action required or permitted to be taken at any Board meeting may be taken without a meeting if all members of the Board consent to such action in writing.

ARTICLE 9

The following issues must be decided unanimously by the Board members:

o The budget loans; the long-term and annual production plans as well as the business plans of the Joint Venture Company;

o   Any amendment or addition to the Joint Venture Company's Charter;

o The appointment/removal of the Chairman of Board, the General Director and the Chief Accountant (if any of these Parties are members of the Board, then they will abstain from voting on their appointment/removal and their vote will not be necessary to achieve unanimous consent);

o All other decisions of the Board can only be valid provided they are approved by two-thirds or more of the Board members.

ARTICLE 10

o The day to day operational responsibilities of the Joint Venture Company fall within the General Director.

o In the first term, the General Director shall be appointed by the Foreign party. The First Deputy General Director shall be a person of the Vietnamese party and shall be a Vietnamese citizen residing in Vietnam.

ARTICLE 11

The General Director is accountable to the Board of Management for the day to day management activities of the Joint Venture Company, including but not limited to the following:

o Fulfillment of the production and business plans, implementation of decisions of the Board and reporting on the business results.

o   Signing of Labor Contracts in conformity with the provisions of Vietnamese
    Law.

o Signing contracts within their own power or by proxy of the Board and implementing that contracts.

o Act before State Bodies, the Corut and third parties on all issues relating to activities of the Joint Venture Company within the framework of this Charter.

o   To carry out any other day to day business of the Joint Venture.

    In operational matters, the General Director shall have absolute decision making authority. The First Deputy General Director has the right to reserve his opinions and present same for consideration before the Board, or lodge a petition to the Chairman of the Board requesting that an ad hoc meeting be convened.

    The First Deputy General Director and other key officers are responsible to the General Director.



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

The authorities and responsibilities of the General Director and the First Deputy General Director and other key officers appointed by the Board shall be reflected in the Labor Contract signed between them and the Board of Management.

ARTICLE 12

o All employees of the Joint Venture Company are recruited and employed on the basis of the best qualified candidate available for the position in accordance with the specifications for each position and in conformity with the provisions of the Laws of Vietnam. Suitable candidates shall be employed on a probationary basis and, after successful completion of a probationary period of no more than 60 days depending on the nature of the job, shall be regularly employed by the Joint Venture. Consequently, the basis of employment for any position at the Joint Venture will be only ability and suitability.

o The rights and obligations of the employees are described in the Labor Contract signed between the employees and the General Director of the Joint Venture Company, in keeping with the collective labor agreement signed between the labour collective and the General Director of the Joint Venture Company.

o The General Director can dismiss any Vietnamese worker or staff member of the Joint Venture for due cause, Due case shall be defined in the rules of the Joint Venture and Labour Contract conforming with Vietnam's labour regulations regarding enterprise with foreign invested capital.

o The Joint Venture's foreign personnel shall be recruited upon the basis of the recommendation of the Foreign Party.

ARTICLE 13

o Priority for purchasing raw materials, spare parts, equipment, accessories, transport means, office equipment etc., used for this Joint Venture Company, must be given to products available in the Vietnamese market if these locally produced/or available products are technically and commercially acceptable. If the same products are purchased in a foreign country, the aforesaid goods must be superior to those in the domestic market as far as quality, price



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

   and/or delivery time are concerned. The opinion of the General director will prevail if there are conflicting opinions about procurement.

o Procurement of equipment, spare parts, raw materials, accessories, etc., for the Joint Venture may be delegated to one of the parties, but in every case, this procurement must be reviewed/authorized and approved unanimously by the Board of Management.

ARTICLE 14

1. The currency used by the Joint Venture Company is a monetary US Dollars unit and Vietnam Dong. Conversion of this currency in to the currency used for purchases as well as accounting purposes, shall be executed accordance with the official exchange rates published by the State Bank of Vietnam at the time of the actual payment.

2. The Joint Venture Company executes payments and accounting administration through the account of Vietnamese and foreign currencies opened at VIETCOMBANK and/or a foreign bank operating in Vietnam.

ARTICLE 15

1. The financial accounting system of the Joint Venture Company shall be maintained with General Accepted International Accounting Principles and as approved by the Ministry of Finance of Vietnam and is controlled by the authorized financial agency of Vietnam. The books of account of the Joint Venture shall be kept in Vietnamese and English and in US currency and be subject to the control of the Ministry of Finance of Vietnam.

2.  The parties agree to the depreciation rate of fixed asset as follows:

        o  Factory, Workshops:  20 years.
        o  Office Equipment  :   5 years.
        o  Machinery         :   7 years.
        o  Transportation    :   5 years.

3. The fiscal year of the Joint Venture Company commences from April 1st and ends on March 31st of next year. For the first year however, the Joint




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
    Venture Company fiscal year commences from the date of issue of the Investment license and ends on March 31st of the next year.

    Every year, the Joint Venture prepares the financial balance sheet and other financial issues in conformity with the provisions of Vietnamese Law.

    The Joint Venture Company shall set up the reserve fund, the welfare fund and other funds.

    The nature of the scope, the source and principle of using each fund shall be decided by the Board of Management on the basis of accrued profits and in conformity with the Laws of ther Socialist Republic of Vietnam.

ARTICLE 16

The Joint Venture Company is to be insured by one of the Vietnam Insurance Companies. The assets shall not be nationalized, seized or transferred to any other form of ownership by administrative measures.

ARTICLE 17

The Joint Venture Company shall only use its assets for the purpose of the Joint Venture. The Joint Venture parties do no unilaterally have the right of private ownership of the assets of the Joint Venture Company, including the assets they have contributed to the legal capital.

ARTICLE 18

The Joint Venture Company may be dissolved ahead of schedule or terminated subject to Article 16 and 17 of the Joint Venture Contract.

ARTICLE 19

o At least six months before termination of the contract term of the Joint Venture Company, or within one month after the decision to dissolve the Joint Venture Company ahead of schedule, the Board of Management shall set up the Liquidation Board of the Joint Venture (that will comprise at least three members) and stipulate in detail the task of the Liquidation Board. The members of the Liquidation Board shall be recruited from the international recognized experts outside the Joint Venture Company.

o All expenses arising from liquidating the Joint Venture Company shall be paid by the Joint Venture and are payable before any other obligations of the Joint Venture Company.

ARTICLE 20

o The Liquidation Board of the Joint Venture Company shall report to SCCI the founding and commencement date(s) of its operation. From this time on, The Board of Liquidation shall represent the Joint Venture Company before the court and other administrative organizations with respect to all the questions relating to liquidation. The term of operation of the Liquidation Board shall not be more than six (6) months. In special cases with the approval of SCCI, this term may be extended, but not beyond one (1) year.

o Operations of the representative offices and branches of the Joint Venture Company shall terminate at the same time as the dissolution of the Joint Venture Company and in accordance with the terms of dissolution of the Joint Venture Company.

ARTICLE 21

After termination of the Joint Venture, the remaining assets of the Joint Venture Company, having paid all debts and liabilities as stipulated by the Vietnam Law, will be shared in proportion to each Party's shareholding.

ARTICLE 22

The Joint Venture Company may be able to establish a new Joint Venture Company with other foreign Organizations and individuals, after unanimous approval of the Board of Management and prior approval of the SCCI.

ARTICLE 23

The Joint Venture Company will establish the Examination Board to conduct examination of the financial and business activities of the Joint Venture

Company. The Board of Management will nominate the head and the Members of the Examination Board comprising 03 members. The examination Board shall have the term of 03 years. The Examination Board is responsible to the Board of Management for its activities.

The Examination Board shall submit to the Board of Management report on its activities and its evaluation of the annual report of the Joint Venture Company.

ARTICLE 24

Besides the legal capital, the joint venture may mobilize capital for business operations by means of loans or other credits.

Subject to the Laws of Vietnam and the approval of the State Bank of Vietnam the Parties agree that the Joint Venture shall if required by a lender establish a Trustee Bank Account with the Bank of Foreign Trade of Vietnam or with branches of joint Vietnamese foreign banks or a branch of a foreign bank in Vietnam or overseas to secure the repayment of any loans.

The conditions of the Trustee Bank Account referred to above will be subject to the terms of any agreement between the Joint Venture and the foreign banks, the Foreign Party or other institutions providing the loan or project financing.

In order to guarantee security for any loan or project financing, the Joint Venture may assign to the relevant lender or provider of such loan or project financing, the Joint Venture's right to receive any income from its business operations, including for this purpose, to effect legal charge over any bank account of the Joint Venture.

If and when permissible under the Laws of Vietnam and if required pursuant to the terms of security for any loan or project financing obtained for the benefit of the Joint Venture, the Joint Venture may agree to mortgage or effect such other permitted legal charges over its property and assets in favour of the relevant lender or provider of such loan or other project financing.


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

ARTICLE 25

This Joint Venture Charter may be added and/or amended with the unanimous decision of the Board of Management and approval of SCCI.

ARTICLE 26

This Joint Venture Charter shall take full effect from the date of the issue by SCCI of the Certificate of Registration of the Charter, in the form of the Investment License.

ARTICLE 27

The Charter of the Joint Venture Company is signed in Hochiminh City, on ______ 1994 in 02 originals in Vietnamese and 02 originals in English. Both versions are of equal validity.


   THE VIETNAMESE PARTY                       THE FOREIGN PARTY
CENTRAL FOOD CORPORATION II                   AMERICAN RICE, INC.


 /s/ DOUNG THI NGOC TRIEU                   /s/ RICHARD N. McCOMBS

 MRS. DOUNG THI NGOC TRIEU                    RICHARD N. McCOMBS
     General Director                      Executive Vice President



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